Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-03656) pertaining to the 1995 Director Option Plan of Adept Technology, Inc. of our report dated October 10, 2006, relating to the consolidated financial statements and the financial statement schedule of Adept Technology, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 2006 filed with the Securities and Exchange Commission.

/s/ Armanino McKenna LLP

San Ramon, California

November 16, 2006